EXHIBIT 10.2

                                MANDATE AGREEMENT
                                (the "Agreement")

                                     between

Power Technology Inc.
15 Ocean View Road
Lions Bay, BC
V0N 2EO Canada                                                 (the "Principal")

                                       and

Hippocampus Corporate Development AG                               (the "Agent")
Baarerstrasse 8
6301 Zug

Principal and Agent together shall herein be referred to as the "Parties".

RECITALS

The Principal is a publicly listed company that is engaged in the development of advanced battery technology. It holds several patents in the power generation and storage fields and is working to provide innovative and practical technology solutions for commercial, governmental, and industrial applications worldwide. The Principal has licensed its advanced performance battery technology to NxCell ("NxC"), a joint venture with BC Research, for global development and commercialization.

The Principal wishes to retain the services of the Agent to raise the awareness for its battery technology in Europe. The Principal further seeks introductions to potential industry specific licensees in Europe.

The Agent is a consulting firm active in all area of corporate development with main activities in the German speaking part of Europe.

The Parties have therefore agreed that the Agent will assist the Principal in its respective endeavors.

I.       SERVICES

The Agent will assist and advise the Principal by performing the following services:

         1. Analyze the best course of action to proliferate the Principal's technology in Europe

         2.       Execute an agreed upon action plan. Such actions may include
                  a.       organizing specific press coverage
                  b.       scientific research reports
                  c.       scientific or industrial road shows
                  d.       presentations to universities and industrial groups
                  e.       etc.

         3. Develop an European short list of potential licensees for the technology

Other services to be provided by the Agent will be agreed on between the Parties from time to time in writing;

II.   FEES

In consideration for its services, the Agent shall be entitled to the following fees:

         RETAINER

         The Agent will be entitled to a retainer of USD 150.000 ("Retainer"), retaining the services of the Agent for a period of six months.

III.     COSTS AND EXPENSES

The Principal shall reimburse the Agent and its Sub-Agent for all out-of-the-pocket expenses incurred in connection with the Agreement. The Agent shall bill the Principal separately from time to time for such expenses.

The Agent shall, however, obtain the approval of the Principal before incurring any individual expense in excess of USD 1.000.

IV.      PAYMENT TERMS

The Retainer shall be due for payment upon signing of the Agreement. At the discretion of the Principal the Retainer can be paid in cash or in kind with free trading shares of the Principal's common stock, valued at USD 0.10 per share. The Retainer could therefore be paid with 1.500.000 shares of the Principal's common stock.

The Principal shall reimburse the out-of-the-pocket expenses incurred by the Agent within 10 days following the presentation by the Agent of the respective invoices.

V.       TERMINATION

Each party can terminate the Agreement at any time pursuant to Article 404 of the Swiss Code of Obligations by giving the other Parties not less than 15 days prior notice. The termination is only valid if sent in writing to the address of the other parties mentioned on the first page of this Agreement. If the termination takes place before six months since signing this Agreement, the Agent has automatically earned the entire Retainer.

The Principal shall reimburse the Agent for all the costs and expenses incurred until the date of termination of this Agreement.

VI.      CONFIDENTIALITY

The Agent shall keep all confidential information received by the Principal strictly confidential. Such information shall only be used to provide the Principal during the Transaction with the services agreed upon in the Agreement.

The Agent may only disclose confidential information it receives from the Principal to the Principal's other professional advisors.

If the Agent are required by law or by a regulatory authority to disclose confidential information, they shall immediately inform the Principal of such obligation (unless the Agent have been prohibited from doing so). In addition, the Agent shall only disclose confidential information to the extent required.

VII. INDEMNITY

The Principal shall fully indemnify the Agent, its Sub-Agent, as well as its employees and representatives for all damages incurred in connection with the execution of this Agreement. The Principal shall however be under no obligation to indemnify the Agent if the damages suffered by the latter arise as a result of the Agent's gross negligence or malfeasance.

The liability of the Agent and its employees shall be limited to the damages resulting from gross negligence.

The Agent accept no responsibility and liability concerning the selected tax, legal and accounting advisors.

VIII.    AMENDMENTS

Amendments to this Agreement shall only be valid and binding if made in writing.

IX.      APPLICABLE LAW AND ARBITRATION

This Agreement is subject to NEVADA substantive law.

All disputes arising out of or in connection with the present Agreement, including disputes on its conclusion, binding effect, amendment and termination shall be resolved, to the exclusion of the ordinary courts by a sole Arbitral Tribunal in accordance with the International Arbitration Rules .

Place and date:  .....................................

POWER TECHNOLOGY INC.

________________________________________________________________________________
................................          ......................................
................................          ......................................

Place and date: Zug, 3 June 2003

HIPPOCAMPUS CORPORATE DEVELOPMENT AG

/s/ Rene Muller
_______________________________________________
Rene Muller
Partner